Exhibit 99.3

CERTIFICATION

PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Ideal Accents, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 (the Form10-Q) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2004

/s/   Karim Suleman

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Karim Suleman, Chief Executive Officer

(Chief Executive Officer of Ideal Accents, Inc.)

Dated: November 19, 2004

/s/   Karim Suleman

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Karim Suleman, Chief Financial Officer

(Chief Financial Officer of Ideal Accents, Inc.)

A signed original of this written statement required by Section 906 has been provided to Ideal Accents, Inc. and will be retained by Ideal Accents, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.